Exhibit 10.3

September 1, 2025

CleanCore Solutions, Inc.

5920 S 118th Circle

Omaha, NE 68137

Attn: Clayton Adams, Chief Executive Officer

Re: Placement Agency Agreement

Dear Mr. Adams:

This letter (this “Agreement”) constitutes the agreement by and among Maxim Group LLC (“Maxim”), Curvature Securities LLC (“Curvature”, together with Maxim, the “Placement Agent”), and CleanCore Solutions, Inc., a Nevada corporation (the “Company”), that the Placement Agent shall serve as the co-exclusive placement agents for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement”) of pre-funded Common Stock purchase warrants (the “Pre-Funded Warrants” or the “Securities”) to purchase shares of the Company’s Class B common stock, par value $0.0001 per share (the “Common Stock”). The terms of the Placement shall be mutually agreed upon by the Company and the purchaser of the Securities (the “Purchaser”), and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or the Purchaser, or an obligation for the Company to issue any securities or complete the Placement. The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. Certain affiliates of the Placement Agent may participate in the Placement by purchasing some of the Securities. The sale of Securities to the Purchaser will be evidenced by a securities purchase agreement (the “Purchase Agreement”) between the Company and such Purchaser, in a form reasonably acceptable to the Company and the Purchaser. Payment for the Purchaser’s Subscription Amount shall initially be deposited in an escrow account in the name of the Company held by Continental Stock Transfer & Trust Company, as escrow agent, until the Closing Date and such payment shall be made by instruction countersigned by the Placement Agent and Company, by wire transfer to the Company. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company will be available to answer inquiries from the prospective Purchaser.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A. Representations of the Company. With respect to the Securities, each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchaser in the Purchase Agreement in connection with the Placement, are hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that there are no affiliations with any FINRA (as defined below) member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5.0%) or greater securityholder of the Company, except as set forth in the Purchase Agreement., and that:

1. (i) The Company has full right, power and authority to enter into this Agreement and the Transaction Documents and to perform all of its obligations hereunder and thereunder; (ii) each of this Agreement and the Transaction Documents has been duly authorized and executed and constitutes a legal, valid and binding agreement of such party enforceable in accordance with its terms except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law; and (iii) the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby does not conflict with or result in a breach of, in any material respect, (y) the Company’s certificate of incorporation or by-laws or other charter documents or (z) any agreement to which the Company is a party or by which any of its property or assets is bound.

2. All disclosure provided by the Company to the Placement Agent regarding the Company, its business and the transactions contemplated hereby, taken together with all filings the Company has made with the Securities and Exchange Commission, is true and correct in all material aspects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each filing made by the Company with the Securities and Exchange Commission did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the best of the Company’s knowledge and belief, other than the current capital raising (of which this Agreement relates), no event or circumstance has occurred or information exists with respect to the Company or its business, properties, prospects, operations or financial conditions, which, under the applicable laws, rules or regulations, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

3. The Company has not taken and will not take any action, directly or indirectly, so as to cause the Placement to fail to be entitled to rely upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended (the “Act”). In effecting the Placement, the Company agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable laws, rules, regulations and requirements (including, without limitation, all U.S. state law and all national, provincial, city or other legal requirements).

4. The Company has the power to submit, and pursuant to Section 10 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the non-exclusive personal jurisdiction of any New York State or United States federal court located in the City of New York, Borough of Manhattan, (each, a “New York Court”). The Company has the power to designate, appoint and authorize, and pursuant to Section 10 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Placement in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 10 of this Agreement.

B. Covenants of the Company. The Company covenants and agrees to continue to retain (i) a firm of independent PCAOB registered public accountants for a period of at least two (2) years after the Closing Date and (ii) a competent transfer agent with respect to the Common Stock for a period of five (5) years after the Closing Date.

1. Subsequent Equity Sales. From the date hereof until thirty (30) days after the Effective Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or amendment or supplement thereto, other than (A) a registration statement on Form S-8 in connection with any employee benefit plan; provided, however, the Company will be permitted to enter into a sales agreement with the Placement Agent and such other sales agents as the Placement Agent may designate (each, a “Sales Agreement”) providing for the sale of shares of Common Stock in an “at-the-market” offering, and file any such prospectus supplement or registration statement with the Commission in connection with such Sales Agreement or (B) the registration statement described in the Registration Rights Agreement. Notwithstanding the foregoing, this Section 1(B)(1) shall not apply in respect of an Exempt Issuance (as defined in the Purchase Agreement).

SECTION 2. REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent represents and warrants that it (i) is a member in good standing of FINRA, (ii) is registered as a broker/dealer under the Exchange Act, (iii) is licensed as a broker/dealer under the laws of the United States of America, applicable to the offers and sales of the Securities by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation, (v) has full power and authority to enter into and perform its obligations under this Agreement, (vi) has not taken and will not take any action, directly or indirectly, so as to cause the Placement to fail to be entitled to rely upon the exemption from registration afforded by Section 4(a)(2) of the Act; (vii) in effecting the Placement, the Placement Agent agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable laws, rules, regulations and requirements (including, without limitation, all U.S. state law and all national, provincial, city or other legal requirements), (viii) this Agreement has been duly authorized and executed and constitutes a legal, valid and binding agreement of the Placement Agent enforceable in accordance with its terms, and (ix) neither the Placement Agent, any person compensated for soliciting investors in the Placement, nor any general partner, managing member, executive officer, director or officer of the Placement Agent participating in the Placement is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2). The Placement Agent will immediately notify the Company in writing of any change in its status as such. The Placement Agent covenants that it will conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3. COMPENSATION.

A. Cash Fee. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent and/or its respective designees a cash fee (the “Cash Fee”) equal to 6% of the aggregate purchase price paid by each Purchaser from the sale of the Securities (the “Offering”), with Maxim receiving 60% of the Cash Fee and Curvature receiving 40% of the Cash Fee. The Cash Fee shall be paid on the Closing Date from the gross proceeds of the Securities sold. Concurrently out of the proceeds of the closing the Company also agrees to reimburse the Placement Agent for accountable legal fees and other out-of-pocket expenses incurred by the Placement Agent in connection with the Placement in an amount not to exceed $150,000, as well as non-accountable expenses (the “NAE”) including, but not limited to, IPREO software related expenses, background check(s), tombstones, marketing related expenses; i.e. roadshow, travel, et al. and any other expenses incurred by the Placement Agent in connection with the Placement, (provided, however, that such reimbursement amount in no way limits or impairs the indemnification and contribution provisions of this Agreement). Upon written request of the Company, the Placement Agent will provide an accounting of legal and out-of-pocket expenses and NAE prior to payment. The Placement Agent reserves the right to reduce any item of compensation, including the reimbursement of expenses, or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

B. Placement Agent Warrants. The Company shall issue to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase that number of shares of Common Stock equal to 3.0% of the aggregate amount of Securities sold and/or issued in the Offering with Maxim receiving 60% of the Placement Agent Warrants and Curvature receiving 40% of the Placement Agent Warrants. The Placement Agent Warrants will be immediately exercisable following the effective date of the registration statement and will expire five (5) years after the Closing Date. The Placement Agent Warrants will be exercisable at a price per share equal to 133% of the price of the Securities paid by the Investors in connection with the Offering. The Placement Agent Warrants shall not be redeemable. To the extent that the Investors are granted registration rights with respect to the Securities they purchase in the Offering (or components thereof), the Company will grant identical rights to the Placement Agent with respect to the Securities underlying the Placement Agent Warrants consistent with FINRA Rule 5110. The Placement Agent will be entitled to customary demand and “piggyback” rights pursuant to FINRA Rule 5110, which shall include one demand registration at the Company’s expense, an additional demand registration at the warrant holders’ expense and unlimited “piggyback” registration rights. The Placement Agent Warrants (and the underlying securities) may not be transferred, assigned or hypothecated for a period of six (6) months following initial Closing, except that they may be assigned, in whole or in part, to any successor, officer or member of the Placement Agent (or to officers or partners of any such successor or member), or except as permitted pursuant to FINRA Rule 5110(e)(2). The Placement Agent Warrants may be exercised in whole or in part, shall provide for “cashless” exercise if the underlying warrant shares are not registered for resale at the time of exercise, and shall provide for customary anti-dilution protection (adjustment in the number and price of such warrants and the shares underlying such warrants) resulting from corporate events involving stock dividends, recapitalizations, reorganizations, mergers, stock splits, and similar events, and, for the avoidance of doubt, will not include antidilution protection relating to the sale of securities below the exercise price of the Placement Agent Warrants.

C. Right of First Refusal. Upon any Closing of the Offering, for a period of twelve (12) months from the Closing, the Company grants the Placement Agent the right of first refusal (the “Right of First Refusal”) to act as exclusive managing underwriters and sole book runners, exclusive placement agents, or exclusive sales agents, for any and all future public and private equity, equity-linked, convertible or debt offerings during such twelve (12) month period of the Company, or any successor to or any subsidiary of the Company (a “Subsequent Offering”). With respect to such Subsequent Offerings, Maxim shall have the right to be the lead underwriter or agent with a minimum of 60% economics, and Curvature shall have the right to be underwriter or agent with a minimum of 40% economics; provided, however, that if the Subsequent Offering is an “at-the-market” (ATM) offering, then Maxim and Curvature shall split the economics evenly (50%/50%). The Company shall provide the Placement Agent with written notice of no less than three (3) business days following its election to engage in a Subsequent Offering, which notice shall describe the proposed terms and conditions of such Subsequent Offering. The Placement Agent shall notify the Company within fifteen (15) days of its receipt of the written offer contemplated above as to whether it agrees to accept such retention. The Company shall not offer to retain any entity or person in connection with any Subsequent Offering on terms more favorable than terms on which it offers to retain Placement Agent. If one Placement Agent should decline such retention, the non-declining Placement Agent shall have the right to be exclusive underwriter or agent for such Subsequent Offering. If both Placement Agents decline such retention, the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not materially more favorable to such other person or persons than the terms declined by the Placement Agents. Notwithstanding the foregoing, the Right of First Refusal shall not apply to any PIPE that (a) is effected without the engagement of, or compensation to, any broker-dealer, placement agent, finder or other intermediary retained by the Company, and (b) is conducted solely with investors with whom the Company, its officers, directors or existing equity holders had a substantive pre-existing business or personal relationship, including, without limitation, “friends and family” investors.

D. Tail Financing. If, within twelve (12) months after the Closing Date, the Company completes any public or private offering of equity, equity-linked, convertible or debt securities or other capital raising activity of the Company with, or receives any proceeds from, any of the Investors who were contacted or introduced by the Placement Agent in connection with the Offering, the Company will pay to the Placement Agent upon the closing of such financing or the receipt of such proceeds the compensation set forth in Section 3A and 3B.

SECTION 4. INDEMNIFICATION.

A. To the extent permitted by law, with respect to the Securities, the Company will indemnify the Placement Agent and its affiliates, stockholders, directors, officers, employees, members and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to this Agreement, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from the Placement Agent’s fraud, willful misconduct or gross negligence in performing the services described herein.

B. Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Company shall not relieve the Company from any obligation it may have under this Section 4, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by the Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the reasonable fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one (1) such separate counsel will be paid by the Company, in addition to fees of local counsel. The Company will have the right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld. The Company shall not be liable for any settlement of any action effected without its written consent, which will not be unreasonably withheld.

C. The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to the Placement.

D. If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agent under this Agreement.

E. These indemnification provisions shall remain in full force and effect whether or not the Placement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

SECTION 5. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder will commence on the date hereof and continue through the Closing Date. The date of termination of this Agreement is referred to herein as the “Termination Date.” In the event, however, in the course of the Placement Agent’s performance of due diligence it deems it reasonably necessary to terminate the engagement, the Placement Agent may do so prior to the Termination Date. The Company may elect to terminate the engagement hereunder for any reason prior to the Termination Date but will remain responsible for reasonable and documented out of pocket accountable legal fees and other expenses. Notwithstanding anything to the contrary contained herein, the provisions concerning the Company’s obligation to pay any fees or expenses actually earned pursuant to Section 3 hereof and the provisions concerning confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement, subject to the terms herein. If this Agreement is terminated prior to the completion of the Placement, all fees or expenses due to the Placement Agent pursuant to this Agreement shall be paid by the Company to the Placement Agent on or before the Termination Date (in the event such fees or expenses are earned or owed as of the Termination Date). The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement. During the period between the date hereof and the Termination Date, the Placement Agent shall be the Company’s exclusive Placement Agent with the Placement.

SECTION 6. PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in its evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

SECTION 7. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 8. CLOSING. The obligations of the Placement Agent, and the Closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the accuracy of the statements of the Company and its subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and in the Purchase Agreement, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

A. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Securities shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

B. The Placement Agent shall have received from counsel to the Company and Nevada counsel to the Company such counsel’s written opinion with respect to the Securities, addressed to the Placement Agent and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

C. (i) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited or unaudited financial statements included or incorporated by reference in its reports publicly filed with the Securities and Exchange Commission, any material loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Purchase Agreement and disclosure schedules thereto and (ii) since such date there shall not have been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material change, or any development involving a prospective material change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations or prospects of the Company and its subsidiaries, otherwise as set forth in or contemplated by the Purchase Agreement and disclosure schedules thereto, the effect of which, in any such case described in clause (i) or (ii), is, in the reasonable judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Purchase Agreement and disclosure schedules thereto.

D. Subsequent to the execution and delivery of this Agreement and up to the Closing Date, there shall not have occurred any of the following: (i) trading in the Company’s securities generally on the applicable trading market shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Securities and Exchange Commission or by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clauses (i)-(iv) makes it, in the sole and reasonable judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Purchase Agreement.

E. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

F. The Company shall have entered into a Purchase Agreement with the Purchasers of the Securities and such agreement shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed upon between the Company and the Purchasers.

G. The Placement Agent shall have received customary certificates of the Company’s executive officers, as to the accuracy of the representations and warranties contained in the Purchase Agreement, a CFO certificate, as to certain financial data as requested by the Placement Agent, and a certificate of the Company’s secretary certifying that each of the Company’s charter documents are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Placement are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company.

H. The Placement Agent shall have received a certificate of good standing from the secretary of state of the state of organization of the Company.

I. The Placement Agent shall have received the Placement Agent Warrants, the Strategic Advisor Warrants and the Pre-Funded Warrants in the name of such Purchaser.

J. The Common Stock is registered under the Exchange Act and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, upon such exercise being permitted pursuant to the terms and condition the Pre-Funded Warrants, shall be, if and as applicable, listed and admitted and authorized for trading on the Trading Market or other applicable U.S. national exchange (subject to any restrictions or conditions that may be imposed by the Trading Market or other applicable U.S. national exchange) and satisfactory evidence of such action shall have been provided to the Placement Agent. For three (3) years from the Closing Date, the Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or, if applicable, delisting or suspending from trading the Common Stock from the Trading Market or other applicable U.S. national exchange, nor has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing.

K. FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, any necessary filing with the FINRA Corporate Financing Department with respect to the Placement and pay all filing fees required in connection therewith.

L. The Placement Agent and the Purchasers shall have received the legal opinion of Company Counsel and Company Nevada Counsel.

M. The Transfer Agent shall have received a copy of the irrevocable instructions to deliver from time to time, upon exercise of the Pre-Funded Warrants, the Pre-Funded Warrant Shares.

N. The Placement Agent shall have received the Lock-Up Agreements duly executed by the Company and the directors and executive officers signatory thereto.

O. The Placement Agent shall have received the Registration Rights Agreement, Asset Management Agreement and Strategic Advisor Agreement duly executed by the Company.

P. The Placement Agent shall have received a certified copy of the Certificate of Incorporation of the Company.

Q. The Company shall have received an executed consent of Company stockholders holding the requisite number of the Company’s voting shares that are needed for the Stockholder Approval.

R. The Pre-Funded Warrant Shares to be issued to the Purchasers shall have been approved for listing on the Trading Market, subject only to official notice of issuance.

S. The outstanding class A common stock of the Company shall have been converted to class B common stock.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent. If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 9. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to its conflict of laws principles. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 10. ENTIRE AGREEMENT/MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the Closing Dates of the Placement and delivery of the Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 11. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 12. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, on and after the Closing Date, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

SECTION 13. SECURITIES AND OTHER LAW COMPLIANCE. The Company, at its own expense, will use its best efforts to obtain any registration, qualification or approval required to sell any securities under the laws (including U.S. state “blue-sky” laws) of any applicable jurisdictions or any instrumentality thereof.

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agent the enclosed copy of this Agreement.

Very truly yours,

MAXIM GROUP LLC

By:	/s/ Larry Glassberg
Name:	Larry Glassberg
Title:	Co-Head of Investment Banking

Address for notice:

300 Park Avenue Fl 16

New York, NY 10022

CURVATURE SECURITIES LLC

By:	/s/ Michael Bodner
Name:	Michael Bodner
Title:	President

Address for notice:

39 Main Street

Chatham, NJ 07928

Attn: Michael Bodner

Email:

Accepted and Agreed to as of

the date first written above:

CLEANCORE SOLUTIONS, INC.

By:	/s/ Clayton Adams
Name:	Clayton Adams
Title:	Chief Executive Officer

Address for notice:

CleanCore Solutions, Inc.

Attn: Clayton Adams, CEO

5920 S 118th Circle

Omaha, NE 68137

[Signature Page to Placement Agency Agreement.]

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